                               AMENDMENT NO. 1 TO
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
                 Commonwealth Annuity and Life Insurance Company

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), Commonwealth Annuity and Life Insurance Company (the "Company" or "you"), on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated September 25, 2006 (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Section 1 and Section 2.2.1 are hereby each amended to reflect that Franklin Templeton Variable Insurance Products Trust (the "Trust") is organized as a statutory trust under the laws of the State of Delaware.

2.   Section 3.1.3 is amended and restated in its entirety as follows:

     "3.1.3 We agree that shares of the Trust will be sold only to: (i) life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order; and (ii) investment companies in the form of funds of funds. No shares of any Portfolio will be sold to the general public."

3.   Section 5.2 is amended and restated in its entirety as follows:

     "5.2 If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares owned by subaccounts for which no instructions have been received from Contract owners in the same proportion as Trust shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law."

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4.   Schedules B, C and D of the Agreement are deleted and replaced in their entirety with the Schedules B, C and D attached hereto, respectively.

5. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of June 5, 2007.

The Trust:                              FRANKLIN TEMPLETON VARIABLE INSURANCE
                                        PRODUCTS TRUST
     ONLY ON BEHALF OF
     EACH PORTFOLIO LISTED
     ON SCHEDULE C OF                   By: /s/ Karen L. Skidmore
     THE AGREEMENT.                         ------------------------------------
                                        Name: Karen L. Skidmore
                                        Title: Vice President


The Underwriter:                        FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                                        By: /s/ Thomas Regner
                                            ------------------------------------
                                        Name: Thomas Regner
                                        Title: Senior Vice President


The Company:                            COMMONWEALTH ANNUITY AND LIFE INSURANCE
                                        COMPANY


                                        By: /s/ Michael Reardon
                                            ------------------------------------
                                        Name: Michael Reardon
                                        Title: President and Chief Executive
                                               Officer


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

                                   SCHEDULE B

                             ACCOUNTS OF THE COMPANY

                                                                SEC REGISTRATION
                                                                ----------------
                        NAME OF ACCOUNT                               YES/NO
-------------------------------------------------------------         ------

1.   Separate Account FUVUL of Commonwealth                            Yes
     Annuity and Life Insurance Company

2.   Separate Account VA-P of Commonwealth Annuity                     Yes
     and Life Insurance Company

3.   Separate Account VA-K of Commonwealth Annuity                     Yes
     and Life Insurance Company

4.   Commonwealth Annuity Select Separate Account of                   Yes
     Commonwealth Annuity and Life Insurance Company

5.   Group VEL Separate Account of Commonwealth                        Yes
     Annuity and Life Insurance Company

6.   VEL Account of Commonwealth Annuity and Life                      Yes
     Insurance Company

7.   VEL II Separate Account of Commonwealth Annuity                   Yes
     and Life Insurance Company

8.   Inheiritage Separate Account of Commonwealth                      Yes
     Annuity and Life Insurance Company

9.   VEL III Separate Account of Commonwealth                          Yes
     Annuity and Life Insurance Company

10.  Commonwealth Annuity Select Separate Account III                  Yes
     of Commonwealth Annuity and Life Insurance Company

11.  Commonwealth Annuity Select Separate Account II                   Yes
     of Commonwealth Annuity and Life Insurance Company

12.  Separate Account IMO of Commonwealth Annuity and                  Yes
      Life Insurance Company

13.  Commonwealth Annuity Separate Account A of                        Yes
     Commonwealth Annuity and Life Insurance Company


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

                                   SCHEDULE C

             AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST

1.   Franklin Global Communications Securities Fund, Class 2

2.   Franklin Growth and Income Securities Fund, Class 2

3.   Franklin Income Securities Fund, Class 2

4.   Franklin Large Cap Growth Securities Fund, Class 2

5.   Franklin Small-Mid Cap Growth Securities Fund, Class 2

6.   Franklin Small Cap Value Securities Fund, Class 2

7.   Mutual Discovery Securities Fund, Class 2

8.   Mutual Shares Securities Fund, Class 2

9.   Templeton Developing Market Securities Fund, Class 2

10.  Templeton Foreign Securities Fund, Class 2

11.  Templeton Global Asset Allocation Fund, Class 2

12.  Templeton Growth Securities Fund, Class 2


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

                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

1.   Commonwealth Annuity Advantage

2.   Commonwealth Annuity Estate Optimizer

3.   Commonwealth Annuity Immediate Variable Annuity

4.   Commonwealth Annuity Select Life Plus

5.   Annuity Scout (Value Generation)

6.   Delaware Golden Medallion

7.   Delaware I, II, and III

8.   ExecAnnuity Plus

9.   ExecutiveSolutions, Group VEL

10.  First Union IVA

11.  First Union Private Placement Annuity/Form nos. 3034-00 and 3034-99

12.  Fulcrum

13.  FundQuest (DirectedAdvisorySolutions)

14.  Optim-L

15.  Pioneer C-Vision

16.  Pioneer No-Load

17.  Pioneer Vision 2

18.  Pioneer XtraVision

19.  Premier Choice (Agency C-Shares)

20.  Select Acclaim (Select Secondary)

21.  Select Charter

22.  Select Inheiritage

23.  Select Life II

24.  Select No-Load (Advocate)

25.  Select Resource

26.  Select Reward

27.  Select SPL (Select III)

28.  SPL II

29.  ValuPlus Assurance/333-93031

30.  Variable Inheiritage

31.  VEL 87

32.  VEL 91

33.  VEL 93

34.  VELPlus

35.  VUL 2001 Survivorship

36.  Commonwelth Annuity Advantage IV

37.  Commonwealth Annuity Preferred Plus


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